UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

GOUVERNEUR BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56605	37-2102925
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

42 Church Street, Gouverneur, New York 13642

(Address of principal executive offices) (Zip Code)

(315) 287-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, the Board of Directors of Gouverneur Bancorp, Inc. (the “Company”) and Gouverneur Savings and Loan Association (the “Bank”) appointed Sadie M. Hall, the current Vice President and Compliance Officer of the Bank, as Vice President, Compliance Officer and Chief Operating Officer of the Company and the Bank, effective as of January 3, 2024. As previously disclosed, Victor James has notified the Company that he will retire as Vice President and Chief Operating Officer effective as of January 3, 2024.

Ms. Hall, age 33, has served as Compliance Officer of the Bank since February 2015 and was also named as a Vice President of the Bank in January 2021. There are no family relationships between Ms. Hall and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she has been selected to also serve as Chief Operating Officer of the Company and the Bank. There have been no transactions directly or indirectly involving Ms. Hall that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

No material plan, contract or arrangement has been entered into, or materially amended, in connection with Ms. Hall’s additional appointment as Chief Operating Officer and no grant or award has been made to Ms. Hall under any such plan, contract or arrangement in connection with her additional appointment as Chief Operating Officer.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOUVERNEUR BANCORP, INC.

Date: December 7, 2023	By:	/s/ Kimberly A. Adams
Kimberly A. Adams
Vice President and Chief Financial Officer